Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-111713, as amended, 333-120414, 333-120416 and 333-120417) of our reports dated March 9, 2012, with respect to the consolidated financial statements of Outdoor Channel Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Outdoor Channel Holdings, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

March 9, 2012

Los Angeles, California